Exhibit 10.9

EXECUTION COPY

SHARE LENDING AGREEMENT

Dated as of December 12, 2007

Between

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. (“Lender”),

and

BANK OF AMERICA, N.A. (“Borrower”)

          This Agreement sets forth the terms and conditions under which Borrower may, from time to time, borrow from Lender shares of Common Stock.

          The parties hereto agree as follows:

          Section 1.      Certain Definitions.

          The following capitalized terms shall have the following meanings:

          “Business Day” means a day on which regular trading occurs in the principal trading market for the Common Stock.

          “Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

          “Clearing Organization” means The Depository Trust Company, or, if agreed to by Borrower and Lender, (a) such other Securities Intermediary at which Borrower and Lender maintain accounts or (b) Lender’s transfer agent for the Common Stock.

          “Common Stock” means shares of common stock, par value $1.00 per share, of Lender, or any other security into which the Common Stock shall be exchanged or converted as the result of any merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy).

          “Convertible Securities” means (i) up to $150,000,000 aggregate principal amount of 5.125% Convertible Securities due 2011 issued by the Lender or up to $165,000,000 aggregate principal amount of such securities to the extent the option to purchase such additional convertible securities is exercised in full as set forth in the Underwriting Agreement (as defined in Section 21) (“Option 2011”) and (ii) up to $230,000,000 aggregate principal amount of 6.75% convertible securities due 2012 issued by the Lender or up to $255,000,000 aggregate principal amount of such securities to the extent the option to purchase such additional convertible securities is exercised in full as set forth in the Underwriting Agreement (“Option 2012”).

          “Delivery Time” shall mean 9:30 a.m. in the jurisdiction of the Clearing Organization, or such other time on a Business Day by which a transfer of Loaned Shares must be made by Borrower or Lender to the other, as shall be determined in accordance with market practice.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Facility Termination Date” has the meaning assigned to such term in Section 4(b).

          “Lender’s Designated Account” means the account of American Stock Transfer at the Depository Trust Company or such other account designated by Lender.

          “Loan Availability Period” means the period beginning with the date of issuance of the Convertible Securities and ending on the later of (A) the earliest of (i) December 15, 2012, (ii) the date as of which Lender has notified Borrower in writing of its intention to terminate this Agreement at any time after the later of (x) the date on which the entire principal amount of Convertible Securities ceases to be outstanding, and (y) the date on which the entire principal amount of any additional convertible securities of Lender that Lender has in writing consented to permit Borrower to hedge under the Agreement ceases to be outstanding, in each case, whether as a result of conversion, redemption, repurchase, cancellation or otherwise, and (iii) the date on which this Agreement shall terminate in accordance with its terms, and (B) the later of (x) the final settlement date with respect to the final expiration date or final termination date under Warrant Confirmation I and (y) the final settlement date with respect to the final expiration date or final termination date under Warrant Confirmation II.

          “Loaned Shares” means shares of Common Stock initially transferred to Borrower in a Loan hereunder until such Loan or portion thereof is terminated and a corresponding number of Loaned Shares is transferred to Lender pursuant to this Agreement; provided that in respect of any such share of Common Stock initially transferred to Borrower by Lender and subsequently transferred by Borrower to another transferee, “Loaned Shares” means an equivalent number of shares of identical Common Stock. If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, then the number of outstanding Loaned Shares shall be proportionately increased or decreased, as the case may be. If any new or different security (or two or more securities) shall be exchanged for the outstanding shares of Common Stock as the result of any reorganization, merger, consolidation, other business combination, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), such new or different security (or such two or more securities collectively) shall, effective upon such exchange, be deemed to become a Loaned Share in substitution for the former Loaned Share for which such exchange is made and in the same proportion for which such exchange was made.

          “Maximum Number of Shares” means 6,767,393 shares of Common Stock, subject to the following adjustments:

          (a)      If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, the Maximum Number of Shares shall, effective as of the payment or delivery date of any such event, be proportionally increased or decreased, as the case may be.

          (b)      If, pursuant to a merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), the Common Stock is exchanged for or converted into cash, securities or other property, the Maximum Number of Shares shall, effective upon such exchange, be adjusted by multiplying the Maximum Number of Shares at such time by the number of securities, the amount of cash or the fair market value of any other property exchanged for one share of Common Stock in such event.

          (c)      Upon the termination of any Loan pursuant to Section 4(a), the Maximum Number of Shares shall be reduced by the number of Loaned Shares surrendered by Borrower to Lender; provided that if the number of Loaned Shares offered and sold by Borrower in any registered public offering under the Securities Act is less than the number of shares of Common Stock constituting the Loan made in connection with such registered public offering (such difference, the “Unsold Amount”), any termination of a Loan in an amount equal to the Unsold Amount with respect to such Loan shall not so reduce the Maximum Number of Shares.

          (d)      If shares of Common Stock have been returned to Lender pursuant to Section 4 at any time or Replacement Shares have been purchased pursuant to Section 10(b) at any time (in each case taking into account any adjustments of the nature described in clauses (a) and (b) above), the Maximum Number of Shares shall be reduced by the number of shares so returned or purchased.

          (e)      Notwithstanding the foregoing, if on December 31, 2007, (i) Option 2011 has not been exercised in full, the Maximum Number of Shares shall be reduced by 247,253 shares of Common Stock and (ii) Option 2012 has not been exercised in full, the Maximum Number of Shares shall be reduced by 396,825 shares of Common Stock.

          (f)      On the final settlement date with respect to the final expiration date of Warrant Confirmation I, (i) the Maximum Number of Shares shall be reduced by 21,368 shares of Common Stock if Option 2011 has been exercised in full, and (ii) the Maximum Number of Shares shall be reduced by 0 shares of Common Stock if Option 2011 has not been exercised in full.

          (g)      If Option 2011 and/or Option 2012 is exercised in part, the Lender and the Borrower shall determine the appropriate adjustment to the Maximum Number of Shares and the date for such adjustment in good faith using commercially reasonable means consistent with the intent of this Agreement.

          “Price” on any day means, with respect to the Common Stock, a closing price determined by Borrower in good faith using commercially reasonable terms; provided that Borrower shall use commercially reasonable efforts to consult with Lender on such price; and provided further, that in determining the Price, Borrower shall not be required to take into account or be bound by any considerations raised by Lender.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Securities Intermediary” means a “securities intermediary” as defined by Section 8-102(a)(14) of the UCC.

          “UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as it may be amended from time to time.

          “Warrant Confirmation I” means that certain warrant confirmation (2011) between affiliates of the Borrower and the Lender dated December 12, 2007.

          “Warrant Confirmation II” means that certain warrant confirmation (2012) between affiliates of the Borrower and the Lender dated December 12, 2007.

          Section 2.      Loans of Shares; Transfers of Loaned Shares.

          (a)      Subject to the terms and conditions of this Agreement, Lender hereby agrees to make available for borrowing by Borrower during the Loan Availability Period, at any time and from time to time, shares of Common Stock up to the Maximum Number of Shares.

          (b)      Subject to the terms and conditions of this Agreement, Borrower may, from time to time, by written notice to Lender (a “Borrowing Notice”), which Borrowing Notice shall be in the form of Exhibit A-1 hereto, initiate one or more transactions in which Lender will lend Loaned Shares to Borrower through the issuance by Lender of such Loaned Shares to Borrower (each such issuance and loan, a “Loan”). Each such Loan shall be confirmed by a cross receipt listing the Loaned Shares signed by Lender and Borrower (the “Cross Receipt/Confirmation”), which Cross Receipt/Confirmation shall be in the form of Exhibit A-2 hereto. Such Cross Receipt/Confirmation shall constitute conclusive evidence with respect to the Loan, including the number of shares of Common Stock that are the subject of the Loan to which the Cross Receipt/Confirmation relates.

          (c)      Lender shall transfer Loaned Shares to Borrower at or before the Delivery Time on the date specified in the Borrowing Notice for the commencement of the Loan, which date shall not be earlier than the third Business Day following the receipt by Lender of the Borrowing Notice, except with respect to the first Borrowing Notice delivered hereunder, and unless otherwise agreed to by Lender. Delivery of the Loaned Shares to Borrower shall be made in the manner and to the account set forth under Section 11 below.

          (d)      Notwithstanding anything to the contrary in this Agreement, in no event shall Borrower be entitled to receive, or shall be deemed to receive, any shares of Common Stock if, immediately upon giving effect to such receipt of such shares, Borrower together with any affiliate of Borrower or any other person subject to aggregation with Borrower under Section 13 of the Exchange Act and the rules promulgated thereunder or any “group” (within the meaning of such Section 13 and rules) of which Borrower is a member (collectively, the “Borrower Group”) would be required to file the statements required by Section 16(a) of the Exchange Act. If any delivery owed to Borrower hereunder is not made, in whole or in part, as a result of this provision, Lender’s obligation to make such delivery shall not be extinguished and Lender shall make such delivery as promptly as practicable after, but in no event later than three Business Days after, Borrower gives notice to Lender that such delivery would not result in any member of the Borrower Group being required to file the statements required by such Section 16(a); provided that Lender shall not be required to deliver any Loaned Shares after the Loan Availability Period. Notwithstanding anything to the contrary in this Agreement, Lender shall not be liable to Borrower for any delivery of Loaned Shares in contravention of this Section 2(d) if Lender has not been notified by Borrower in writing that such delivery would contravene provisions of this paragraph.

          Section 3.      Loan Fee.

          Borrower agrees to pay Lender a single loan fee per Loan (a “Loan Fee”) equal to $0.001 per Loaned Share included in such Loan. The Loan Fee shall be paid by Borrower through the facilities of the Clearing Organization pursuant to Section 2(c) against payment therefore or in such other manner as agreed between Lender and Borrower.

          Section 4.      Loan Terminations.

          (a)      Borrower may terminate all or any portion of a Loan on any Business Day by giving written notice thereof to Lender and transferring the corresponding number of Loaned Shares to Lender, without any consideration being payable in respect thereof by Lender to Borrower.

          (b)      Subject to Section 10 below, all outstanding Loans, if any, on the last day of the Loan Availability Period shall terminate on the first Business Day following the date on which this Agreement terminates pursuant to Section 14 (the “Facility Termination Date”) and all outstanding Loaned Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the fifth Business Day following the Facility Termination Date.

          (c)      Subject to Section 10 below, if a Loan is terminated upon the occurrence of a Default as set forth in Section 9, the Loaned Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following the termination date of such Loan as provided in Section 9.

          (d)      Subject to Section 10 below, if any of the adjustments to the Maximum Number of Shares set forth in clauses (e), (f) or (g) of the definition of Maximum Number of Shares occurs and if at such date the number of Loaned Shares exceeds the Maximum Number of Shares, then such number of Loaned Shares in excess of the Maximum Number of Shares shall be delivered by Borrower to Lender without any consideration being payable in respect thereof by Lender to Borrower, no later than the fifth Business Day following the occurrence of such adjustment.

          Section 5.      Distributions.

          (a)      If at any time when there are Loaned Shares outstanding under this Agreement, Lender pays a cash dividend or makes a cash distribution in respect of all of its outstanding Common Stock, Borrower shall pay to Lender (whether or not Borrower is a holder of any or all of the outstanding Loaned Shares), within three Business Days after the payment of such dividend or distribution, an amount in cash equal to the product of (i) the amount per share of Common Stock of such dividend or distribution and (ii) the number of Loaned Shares outstanding on the record date on which the dividend or distribution was paid.

          (b)      If at any time when there are Loaned Shares outstanding under this Agreement, Lender makes a distribution in respect of all of its outstanding Common Stock (other than a distribution upon liquidation or a reorganization in bankruptcy) in property or securities, including any options, warrants, rights or privileges in respect of securities (other than a distribution of Common Stock, but including any options, warrants, rights or privileges exercisable for, convertible into or exchangeable for Common Stock) (a “Non-Cash Distribution”), Borrower shall deliver to Lender (whether or not Borrower is a holder of any or all of the outstanding Loaned Shares) in kind, within three Business Days after the date of such Non-Cash Distribution, the property or securities so distributed in an amount (the “Delivery Amount”) equal to the product of (i) the amount per share of Common Stock of such Non-Cash Distribution and (ii) the number of Loaned Shares outstanding on the record date on which such Non-Cash Distribution was made; provided that in lieu of such delivery, Borrower may, with the prior written consent of Lender not to be unreasonably withheld or delayed, deliver to Lender an amount of cash equal to the market value of the Delivery Amount, as determined by Borrower in good faith using commercially reasonable means; provided that Borrower shall use commercially reasonable efforts to consult with Lender in connection with the determination of such market value; and provided further, that in determining such market value, Borrower shall not be required to take into account or be bound by any considerations raised by Lender.

          Section 6.      Rights in Respect of Loaned Shares.

          Except as otherwise provided in this Agreement, and except as otherwise agreed by Borrower and Lender, Borrower, insofar as it is the record owner of Loaned Shares, shall have all of the incidents of ownership in respect of any such Loaned Shares until such Loaned Shares are required to be delivered to Lender in accordance with the terms of this Agreement, including the right to transfer the Loaned Shares to others. Borrower agrees that it or any of its affiliates that are the record owner of any Loaned Shares will not vote or provide any consent or take any similar action with respect to such Loaned Shares on any matter submitted to a vote of Lender’s shareholders.

          Section 7.      Representations and Warranties.

          (a)      Each of Borrower and Lender represent and warrant to the other that:

          (ii)      it has full power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder;

          (ii)      it has taken all necessary action to authorize such execution, delivery and performance;

          (iii)      this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and

          (iv)      the execution, delivery and performance of this Agreement does not and will not violate, contravene, or constitute a default under, (A) its constitutive documents, bylaws or other governing documents, (B) any laws, rules or regulations of any governmental authority to which it is subject, (C) any contracts, agreements or instrument to which it is a party or (D) any judgment, injunction, order or decree by which it is bound, except, in the case of each of clauses (C) and (D), for any such violation, contravention or default that would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of it and its subsidiaries taken as a whole.

          (b)      Lender represents and warrants to Borrower, as of the date hereof and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the Loaned Shares and all other outstanding shares of Common Stock of Lender have been duly authorized and, upon the issuance (where necessary) and delivery of the Loaned Shares to Borrower in accordance with the terms and conditions hereof, and subject to the contemporaneous or prior receipt of the applicable Loan Fee by Lender, the Loaned Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, and will conform to the description thereof in any prospectus or prospectus supplement prepared by or on behalf of Lender relating to any sale of Loaned Shares by Borrower or its affiliates; and the stockholders of Lender have no preemptive rights with respect to the Loaned Shares.

          (c)      Lender represents and warrants to Borrower, (i) as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the outstanding shares of Common Stock are listed on the New York Stock Exchange (the “Exchange”) and (ii) as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the Loaned Shares have been approved for listing on the Exchange, subject to official notice of issuance.

          (d)      Lender represents and warrants to Borrower, as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, (i) Lender is not and will not be rendered as a result of such transfers, “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code (the “Bankruptcy Code”)) (ii) Lender is not engaged in, and is not about to engage in, a business or transaction for which it has unreasonably small capital, (iii) Lender does not intend to incur, and does not believe it would incur, debts beyond its ability to pay as such debts mature, and (iv) Borrower would be able to purchase the Maximum Number of Shares in compliance with the corporate law of Lender’s jurisdiction of incorporation.

          (e)      Lender represents to Borrower that Lender is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and is classified as a corporation for United States federal income tax purposes.

          (f)      The representations and warranties of Borrower and Lender under this Section 7 shall remain in full force and effect at all times during the term of this Agreement and shall survive the termination for any reason of this Agreement.

          Section 8.      Covenants.

          (a)      Borrower covenants and agrees with Lender that it will not transfer or dispose of any Loaned Shares initially transferred to Borrower by Lender as a Loan hereunder of which it is the record owner except pursuant to a registration statement that is effective under the Securities Act; provided that Borrower may transfer any such Loaned Shares to any of its affiliates without a registration statement so long as such affiliate transferee does not transfer or dispose of such Loaned Shares to any non-affiliated transferee except pursuant to a registration statement that is effective under the Securities Act.

          (b)      Each of Borrower and Lender agrees and acknowledges that Borrower has represented to Lender that it is a “financial institution,” “swap participant” and/or “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that each Loan under this Agreement is intended to be (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined Section 101(54) of the Bankruptcy Code, and (B) that it is intended that the Borrower shall be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.

          (c)      Upon the request of Borrower, including at any time any Loan is initiated, Lender shall promptly provide Borrower a written confirmation of its Outstanding Shares as of the date of such request. The “Outstanding Shares” as of any day is the number of shares of Common Stock outstanding on such day, including all outstanding Loaned Shares; provided that as of any date, for purposes of calculating Outstanding Shares as of the date of the request, such number shall be adjusted as set forth in clauses (a) and (b) of the definition of “Maximum Number of Shares” above, to the same extent Shares are adjusted therein, and only to the extent that any of the events listed in such clauses (a) and (b) have occurred between the date of the immediately preceding request and such date.

          (d)      Notwithstanding anything contained herein to the contrary, after the Loaned Shares with respect to the first Borrowing Notice hereunder are delivered, Lender may, in its sole discretion, upon written notice to Borrower, suspend its obligation to make available for borrowing hereunder shares of Common Stock for up to 15 Business Days during any fiscal quarter, if Lender possesses material non-public information and Lender has determined in good faith that it is in the best interests of Lender to suspend its obligations hereunder for such period to avoid premature disclosure of such material non-public information.

          Section 9.      Events of Default.

          (a)      All Loans, and any further obligation to make Loans under this Agreement, may, at the option of Lender by a written notice to Borrower, which option shall be deemed exercised even if no notice is given immediately on the occurrence of an event specified in Section 9(a)(iii) or Section 9(a)(iv) below, be terminated (i) immediately on the occurrence of any of the events set forth in Section 9(a)(iii) or Section 9(a)(iv) below and (ii) two Business Days following such notice on the occurrence of any of the other events set forth below (each, a “Default”):

          (i)      Borrower fails to deliver Loaned Shares to Lender as required by Section 4;

          (ii) Borrower fails to deliver or pay to Lender when due any cash, securities or other property as required by Section 5;

          (iii)      the filing by or on behalf of Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, receivership, compromise, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency, winding-up or liquidation or similar act or law, of any state, federal or other applicable foreign jurisdictions, now or hereafter existing (“Bankruptcy Law”), or any action by Borrower for, or consent or acquiescence to, the appointment of a receiver, trustee, custodian or similar official of Borrower, or of all or a substantial part of its property; or the making by Borrower of a general assignment for the benefit of creditors; or the admission by Borrower in writing of its inability to pay its debts as they become due;

          (iv)      the filing of any involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable federal or state law or law of any other applicable foreign jurisdictions; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over Borrower or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or of all or a substantial part of its property or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower ; and continuance of any such event for 15 consecutive calendar days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged;

          (v)      Borrower fails to provide any indemnity as required by Section 12;

          (vi)      Borrower notifies Lender of its inability to or intention not to perform Borrower’s obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

          (vii)      Any representation made by Borrower under this Agreement in connection with any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder or Borrower fails to comply in any material respect with any of its covenants under this Agreement.

          Section 10.      Right to Extend; Lender’s Remedies.

          (a)      Notwithstanding anything to the contrary herein, if (i) Lender terminates any Loan pursuant to Section 9, or (ii) all outstanding Loans terminate pursuant to Section 4 and, in any such case, on the date on which the related Loaned Shares are due to Lender the purchase of Common Stock in an amount equal to all or any portion of the number of Loaned Shares to be delivered to Lender in accordance with Section 4 shall (A) be prohibited by any law, rules or regulation of any governmental authority to which it is or would be subject, (B) violate, or would upon such purchase likely violate, any order or prohibition of any court, tribunal or other governmental authority, (C) require the prior consent of any court, tribunal or governmental authority prior to any such repurchase, (D) subject Borrower, in its commercially reasonable judgment exercised in good faith, to any liability or potential liability under any applicable federal securities laws (including, without limitation, Section 16 of the Exchange Act), or (E) be commercially impracticable, in the reasonable judgment of Borrower, in the time period required by Section 4 (each of (A), (B), (C), (D) and (E), a “Legal Obstacle”), then, in each case, Borrower shall immediately notify Lender of the Legal Obstacle and the basis therefor, whereupon Borrower’s obligations under Section 4 shall be suspended until such time as no Legal Obstacle with respect to such obligations shall exist (a “Repayment Suspension”). Following the occurrence of and during the continuation of any Repayment Suspension, Borrower shall use its commercially reasonable efforts to remove or cure the Legal Obstacle as soon as reasonably practicable; provided that Lender shall promptly reimburse all costs and expenses (including of legal counsel to Borrower) incurred or, at Borrower’s election, provide adequate surety or guarantee for any such costs and expenses that may be incurred by Borrower, in each case in removing or curing such Legal Obstacle. Notwithstanding anything else in this Agreement, if as a result of complying with Section 4, Borrower would beneficially own more than 9.0% of the shares of Common Stock outstanding at such time, then Borrower shall be permitted to extend the delivery due date for all or a portion of the corresponding delivery obligation to permit Borrower to return, as promptly as reasonably practicable but subject to applicable law, regulation or policy, such Loaned Shares through one transaction or a series of transactions without causing Borrower to become, directly or indirectly, a beneficial owner of more than 9.0% of the shares of Common Stock outstanding at such time. If Borrower is unable to remove or cure the Legal Obstacle within 20 Business Days of the termination of the Loan by Lender under Section 9 or the termination of the Loan under Section 4(b), then Borrower shall, upon the written request of Lender, pay to Lender, in lieu of the delivery of Loaned Shares in accordance with Section 4, an amount in immediately available funds (the “Replacement Cash”) equal to the product of the Price and the number of Loaned Shares otherwise required to be delivered. Such payment will be made by Borrower, and Borrower shall notify Lender of the Price and expected date of such payment, as soon as practicable after the determination of the Price by Borrower pursuant to the terms of this Agreement.

          (b)      Upon the termination of any Loan by Lender under Section 9, Borrower may, with the prior consent of Lender (which consent may be withheld at Lender’s sole discretion), in lieu of the delivery of Loaned Shares to Lender in accordance with Section 4(c) pay to Lender, Replacement Cash equal to the product of the Price and the number of Loaned Shares otherwise required to be delivered. Such payment will be made by Borrower, and Borrower shall notify Lender of the Price and expected date of such payment, as soon as practicable after the determination of the Price by Borrower pursuant to the terms of this Agreement.

          (c)      If Borrower shall fail to deliver Loaned Shares to Lender pursuant to Section 4 when due or shall fail to pay the Replacement Cash to Lender when due in accordance with Section 10(a) or Section 10(b) above, then, in either case, in addition to any other remedies available to Lender under this Agreement or under applicable law, Lender shall have the right (upon prior written notice to Borrower) to purchase a like number of shares of Common Stock (“Replacement Shares”) in the principal market for such securities in a commercially reasonable manner; provided that if any Repayment Suspension or failure to deliver shall exist and be continuing, Lender may not exercise its right to purchase Replacement Shares unless Borrower shall fail to deliver the Loaned Shares or to pay the Replacement Cash, as applicable, to Lender when due in accordance with Section 10(a) or Section 10(b) above. To the extent Lender shall exercise such right, Borrower’s obligation to return a like amount of Loaned Shares or to pay the Replacement Cash, as applicable, shall terminate and Borrower shall be liable to Lender for the purchase price of Replacement Shares (plus all other amounts, if any, due to Lender hereunder), all of which shall be due and payable within three Business Days of notice to Borrower by Lender of the aggregate purchase price of the Replacement Shares. The purchase price of Replacement Shares purchased under this Section 10(c) shall include broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase.

          Section 11.      Transfers.

          (a)      All transfers of Loaned Shares to Borrower hereunder shall be made by the crediting by a Clearing Organization of such financial assets to Borrower’s “securities account” (within the meaning of Section 8-501 of the UCC) maintained with such Clearing Organization, which shall be Banc of America Securities DTC Account Number 0773, or such other account as Borrower shall inform Lender. All transfers of Loaned Shares to Lender hereunder shall be made by the crediting of such Loaned Shares to Lender’s Designated Account. In every transfer of “financial assets” (within the meaning of Section 8-102 of the UCC) hereunder, the transferor shall take all steps necessary (i) to effect a delivery to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee under Section 8-501 of the UCC, (ii) to enable the transferee to obtain “control” (within the meaning of Section 8-106 of the UCC), and (iii) to provide the transferee with comparable rights under any applicable foreign law or regulation that is applicable to such transfer.

          (b)      All transfers of cash hereunder to Borrower or Lender shall be by wire transfer in immediately available, freely transferable funds.

          (c)      A transfer of securities or cash may be effected under this Section 11 on any day except (i) a day on which the transferee is closed for business at its address set forth in Section 16 or (ii) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

          Section 12.      Indemnities.

          (a)      Lender hereby agrees to indemnify and hold harmless Borrower and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (and losses relating to Borrower’s market activities as a consequence of becoming, or of the risk of becoming, subject to Section 16(b) under the Exchange Act, including without limitation, any forbearance from market activities or cessation of market activities and any losses in connection therewith or with respect to this Agreement) incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with, (i) any breach by Lender of any of its representations or warranties contained in Section 7 or (ii) any breach by Lender of any of its covenants or agreements in this Agreement.

          (b)      Borrower hereby agrees to indemnify and hold harmless Lender and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses, incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with (i) any breach by Borrower of any of its representations or warranties contained in Section 7 or (ii) any breach by Borrower of any of its covenants or agreements in this Agreement.

          (c)      In case any claim or litigation which might give rise to any obligation of a party under this Section 12 (each, an “Indemnifying Party”) shall come to the attention of the party seeking indemnification hereunder (the “Indemnified Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of the existence and amount thereof; provided that the failure of the Indemnified Party to give such notice shall not adversely affect the right of the Indemnified Party to indemnification under this Agreement, except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall promptly notify the Indemnified Party in writing if it accepts such claim or litigation as being within its indemnification obligations under this Section 12. Such response shall be delivered no later than 30 days after the initial notification from the Indemnified Party; provided that, if the Indemnifying Party reasonably cannot respond to such notice within 30 days, the Indemnifying Party shall respond to the Indemnified Party as soon thereafter as reasonably possible.

          (d)      An Indemnifying Party shall be entitled to participate in and, if (i) in the judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. An Indemnified Party shall not make any settlement of any claim or litigation under this Section 12 without the written consent of the Indemnifying Party.

          Section 13.      Netting and Set Off.

          Lender shall not net or set off its obligations, if any, arising under any Loan against its rights against Borrower arising under any other transaction or instrument. Borrower shall not net or set off its obligations, if any, arising under any Loan against its rights against Lender arising under any other transaction or instrument.

          Section 14.      Termination of Agreement.

          (a)      This Agreement shall terminate on the first Business Day following the last day of the Loan Availability Period, and may be terminated earlier (i) at any time by the written agreement of Lender and Borrower, (ii) by Lender upon the occurrence of a Default of Borrower or (iii) upon termination of the underwriting agreement without issuance of the Convertible Securities.

          (b)      Unless otherwise agreed in writing by Borrower and Lender, the provisions of Section 12 shall survive the termination of this Agreement.

          Section 15.

          [Intentionally Omitted.]

          Section 16.      Notices.

          (a)      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received.

          (b)      All such notices and other communications shall be directed to the following address:

          If to Borrower to:

Bank of America, N.A.
9 West 57th Street
New York, New York 10019
Attention: John Servidio

          If to Lender to:

The Great Atlantic & Pacific Tea Company, Inc.
Two Paragon Drive
Montvale, New Jersey 07645
Attention: Chief Financial Officer

          (c)      In the case of any party, at such other address as may be designated by written notice to the other parties.

          Section 17.      Governing Law; Submission To Jurisdiction; Severability.

          (a)      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but excluding any choice of law provisions that would require the application of the laws of a jurisdiction other than New York.

          (b)      EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

          EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (c)      To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

          Section 18.      Counterparts.

          This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

          Section 19.      Amendment.

          No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

          Section 20.      Delivery of Shares.

          Notwithstanding anything to the contrary herein, Borrower may, by prior notice to Lender, satisfy its obligation to deliver any shares of Common Stock or other securities on any date due under the terms of this Agreement (an “Original Delivery Date”) by making separate deliveries of shares of Common Stock or such other securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of shares of Common Stock and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

          Section 21.      Registration Provisions.

          Lender hereby agrees that following the registration of the 8,134,002 shares of Common Stock related to the underwriting agreement attached hereto as Exhibit B (the “Underwriting Agreement”), any subsequent Loan and public sale of Loaned Shares would require registration under the Securities Act. Accordingly, Lender, at its expense, shall use commercially reasonable efforts to register the public sale of Loaned Shares in connection with any such Loan in a form and manner reasonably satisfactory to Borrower, including, without limitation, as promptly as practicable filing a registration statement providing for the registration of, and the sale by the underwriter(s) in an underwritten offering of such securities, causing the registration statement to be declared effective as promptly as practicable, keeping the registration effective, supplemented and amended as required by federal and state securities laws in order to permit the prospectus forming part of the registration statement to be usable by the underwriter(s) in the public offering for such period of time as reasonably required by the Borrower or the underwriter(s), causing the registration statement and any related prospectus and any amendment or supplement to comply in all material respects with the applicable requirements of the Securities Act and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. In addition, Lender shall enter into an underwriting agreement substantially in the form of the Underwriting Agreement (including, without limitation, substantially equivalent representations and warranties, covenants, closing conditions and indemnities) and provide or cause to be provided customary lock-ups of Lender’s officers, directors and significant stockholders. Lender shall afford Borrower and its representatives and agents an opportunity to conduct an appropriate “due diligence” investigation to Borrower’s reasonable satisfaction, all at the expense of Lender, including, without limitation, providing the access referred to in Section 3(v) (Use of Personnel and Documents) and providing substantially equivalent deliveries set forth in the Underwriting Agreement, including comfort letters from auditors and legal opinions. Borrower shall provide reasonable written notice to Lender of any request for the registration of Loaned Shares pursuant to this Section 21 and Lender shall have a commercially reasonable period of time in which to comply with any such request. Lender shall use its commercially reasonable efforts to furnish copies of the registration statement, prospectus, and amendments or supplements thereto to the Borrower and the underwriter(s) and to reflect in such documents such comments as the underwriters reasonably propose. In no event shall this Section 21 require Lender to register shares of Common Stock in excess of the Maximum Number of Shares or to effect such registration on more than 5 occasions; provided that each request for registration shall be for a number of Loan Shares not less than 250,000 Loan Shares provided that if the number of Loan Shares that have not been registered is less than 250,000, then such request may be for such lesser number. The Lender has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Borrower and underwriter(s) herein or that otherwise conflicts with the provisions hereof. At the Borrower’s request, the Lender will enter into a registration rights agreement reflecting the terms set forth in this paragraph and other customary terms.

          IN WITNESS WHEREOF, the parties hereto to have executed this Share Lending Agreement as of the date and year first above written.

THE GREAT ATLANTIC & PACIFIC		BANK OF AMERICA, N.A.,
TEA COMPANY, INC.,		as Borrower
as Lender

By:	/s/ William Moss	By:	/s/ Thomas Guagliardo
	Name: William Moss		Name: Thomas Guagliardo
	Title: Vice President and Treasurer		Title: Principal